ARTICLES SUPPLEMENTARY


     THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two billion (2,000,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of two million dollars ($2,000,000), all of which shares shall be classified as Class B Shares of the Corporation's Portfolios set forth below as follows:

                                                         Number of AUTHORIZED
NAME OF PORTFOLIO/CLASS                                  CLASS B SHARES

AmeriStar Capital Growth Portfolio
   Class B Shares                                         250,000,000

AmeriStar Core Income Portfolio
   Class B Shares                                         250,000,000

AmeriStar Dividend Growth Portfolio
   Class B Shares                                         250,000,000

AmeriStar Limited Duration Income Portfolio
   Class B Shares                                         250,000,000

AmeriStar Limited Duration Tennessee
   Tax Free Portfolio
     Class B Shares                                       250,000,000

AmeriStar Limited Duration U.S. Government
   Portfolio
     Class B Shares                                       250,000,000

AmeriStar Tennessee Tax Exempt Bond Portfolio
   Class B Shares                                         250,000,000

AmeriStar Prime Money Market Portfolio
   Class B Shares                                         250,000,000
                                                        -------------
Total                                                   2,000,000,000
                                                        ==============

     SECOND: The Class B Shares of each Portfolio set forth above classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Charter of the Corporation and shall be subject to all provisions of the Charter relating to the stock of the Corporation generally and to the following:

     (1) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations thereunder and with applicable rules and regulations of the National Association of Securities Dealers, Inc., and from time to time reflected in the Registration Statement of the Corporation (the "Corporation's Registration Statement"), Class B Shares of a particular Portfolio of the Corporation may be converted automatically into Class A Shares of such Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Portfolios of the Corporation to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

     (2) The proceeds of the redemption of a share (including a fractional share) of the Class B Shares of each Portfolio of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

     THIRD: The Board of Directors hereby reclassifies the one billion (1,000,000,000) unissued shares of the Corporation's Alpha Government Securities Portfolio as unclassified shares of the Corporation.

     FOURTH: Immediately before the increase in the aggregate number of authorized shares as set forth in Article FIRST hereto, the Corporation was authorized to issue 12,500,000,000 shares of Common Stock, par value $.001 per share, with an aggregate par value of $12,500,000, classified as follows:

                                                     NUMBER OF
NAME OF PORTFOLIO/CLASS                              AUTHORIZED SHARES

AmeriStar Capital Growth Portfolio
   Class A Shares                                    250,000,000
   Trust Shares                                      250,000,000

 AmeriStar Core Income Portfolio
    Class A Shares                                   250,000,000
    Trust Shares                                     250,000,000

AmeriStar Dividend Growth Portfolio
   Class A Shares                                    250,000,000
   Trust Shares                                      250,000,000

AmeriStar Limited Duration Income Portfolio
   Class A Shares                                    250,000,000
   Trust Shares                                      250,000,000

AmeriStar Limited Duration Tennessee
   Tax Free Portfolio
       Class A Shares                                250,000,000
       Trust Shares                                  250,000,000

AmeriStar Limited Duration U.S. Government
   Portfolio
       Class A Shares                                250,000,000
       Trust Shares                                  250,000,000

AmeriStar Prime Money Market Portfolio
   Investor Shares                                   500,000,000
   Trust Shares                                      500,000,000

AmeriStar Tennessee Tax Exempt Bond Portfolio
   Class A Shares                                    250,000,000
   Trust Shares                                      250,000,000

AmeriStar U.S. Treasury Money Market Portfolio
   Investor Shares                                   500,000,000
   Trust Shares                                      500,000,000

Correspondent Cash Reserves Money Market
   Portfolio                                       3,000,000,000

Correspondent Cash Reserves Tax Free Money
  Market Portfolio                                 3,000,000,000

Alpha Government Securities Portfolio              1,000,000,000
                                                  --------------
Total                                             12,500,000,000
                                                  ==============

     FIFTH: As hereby increased and classified pursuant to Articles FIRST, SECOND and THIRD hereof, the total number of shares of stock which the Corporation has authority to issue is fourteen billion five hundred million (14,500,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of fourteen million five hundred thousand dollars ($14,500,000), classified as follows:

                                                      NUMBER OF
NAME OF PORTFOLIO/CLASS                               AUTHORIZED SHARES

AmeriStar Capital Growth Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Core Income Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Dividend Growth Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Limited Duration Income Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Limited Duration Tennessee
  Tax Free Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Limited Duration U.S. Government
  Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar Prime Money Market Portfolio
         Class A Shares                               500,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 500,000,000

AmeriStar Tennessee Tax Exempt Bond Portfolio
         Class A Shares                               250,000,000
         Class B Shares                               250,000,000
         Trust Shares                                 250,000,000

AmeriStar U.S. Treasury Money Market Portfolio
         Class A Shares                               500,000,000
         Trust Shares                                 500,000,000

Correspondent Cash Reserves Money Market
  Portfolio                                         3,000,000,000

 Correspondent Cash Reserves Tax Free Money
  Market Portfolio                                  3,000,000,000

Unclassified                                        1,000,000,000
                                                   --------------
Total                                              14,500,000,000
                                                   ==============

     SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SEVENTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified and reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation's charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Infinity Mutual Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on January ___, 1998.

                                      THE INFINITY MUTUAL FUNDS, INC.


                                      By:_________________________
                                         Jeffrey C. Cusick,
                                         Vice President

Witness:


-----------------------------
Robert L. Tuch, Assistant
  Secretary